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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2007

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5673 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02  Departure of Directors or Certain Officers; Election of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2007, Advance Auto Parts, Inc. (the “Company”) announced that its Board of Directors had appointed Darren R. Jackson as the Company’s President and Chief Executive Officer, effective January 7, 2008.  Mr. Jackson, age 43, has served as a member of the Company’s Board of Directors since July 2004 and became Executive Vice President of Customer Operating Groups of Best Buy Co., Inc., a national retailer of consumer electronics, office products, appliances and software, in September 2007.  Mr. Jackson joined Best Buy in 2000, becoming its Executive Vice President-Finance and Chief Financial Officer in 2001 until moving into his most recent position in 2007.

It is anticipated that Mr. Jackson will receive an employment agreement from the Company to be negotiated by the Company and Mr. Jackson prior to the commencement of his employment.  The Company will provide additional disclosure when agreement has been reached.

Mr. Jackson will remain on the Company’s Board of Directors, and John C. Brouillard, currently interim Chairman, President and Chief Executive Officer, will assume the position of non-executive Chairman and continue to serve as a member of the Company’s Board of Directors.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: December 4, 2007	/s/ Michael O. Moore
(Signature)*
Michael O. Moore
Executive Vice President, Chief Financial Officer

* Print name and title of the signing officer under his signature.